Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Viggle Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2011, except for Note 13.C as to which the date is June 7, 2012, relating to the consolidated financial statements of Viggle Inc. (formerly Function(x) Inc.) which is contained in that Prospectus.  We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York

July 18, 2012